Exhibit 1.1

AMENDED AND RESTATED

PLACEMENT AGENT AGREEMENT

September 22, 2022

Ceros Financial Services, Inc.

1445 Research Boulevard

Rockville, MD 20850

Re:	ProMIS Neurosciences Inc.

Ladies and Gentlemen:

This Amended and Restated Placement Agent Agreement (this “Agreement”) is made by and between ProMIS Neurosciences Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”) and Ceros Financial Services, Inc., a Massachusetts corporation (“Ceros” or the “Placement Agent”) and amends and restates in its entirety that certain Placement Agent Agreement dated as of August 29, 2022 (the “Prior Agreement”). The parties hereto further agree as follows:

1.            Offering. (a) The Company will offer (the “Offering”) for sale to certain “accredited investors” (as defined below) (each, an “Investor” and, collectively, the “Investors”) through the Placement Agent, as exclusive agent for the Company, units of the Company’s securities (“Units”), at a price of U.S. $5.40 per Unit, with each Unit consisting of (i) one common share of the Company, without par value (each a “Common Share” and collectively the “Common Shares”) and (ii) and one-quarter of one Common Share purchase warrant (each whole such Common Share purchase warrant, a “Warrant” and collectively, the “Warrants”), with each whole Warrant entitling the holder to purchase one common share of the Company (each a “Warrant Share” and collectively the “Warrant Shares”) at an initial exercise price of U.S. $7.50 per Warrant Share, with a minimum aggregate of 925,926 Units (U.S. $5,000,000.40) (“Minimum Amount”) and up to a maximum aggregate of 1,383,755 Units (U.S. $7,472,277) (“Maximum Amount”). The Common Shares, Warrants and Warrant Shares shall have the rights and privileges described in the Disclosure Materials (as defined herein). The Units, Common Shares, Warrant, and Warrant Shares are collectively referred to herein as the “Securities.”

(b)                Placement of the Units by the Placement Agent will be made on a “reasonable efforts, all or none” basis as to the Minimum Amount and a “reasonable efforts” basis for all amounts in excess of the Minimum Amount. The minimum subscription shall be for 5,000 Units (U.S. $27,000); provided, however, that the Company and the Placement Agent may, in their mutual discretion, accept subscriptions for lesser amounts. The Units will be offered commencing on the date of the Disclosure Materials until September 30, 2022, unless extended by the Company and the Placement Agent to October 17, 2022 or terminated earlier as provided herein (the “Offering Period”). The date on which the Offering Period shall expire, including in the event of a termination hereunder, shall be referred to as the “Termination Date.”

(c)                The Placement Agent shall not tender to the Company and the Company shall not accept subscriptions for, or sell Units to, any persons or entities who do not qualify as “accredited investors,” as such term is defined in Rule 501(a) of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Further, subscriptions shall not be tendered by the Placement Agent or accepted by the Company from any entity created or formed solely for the purpose of qualifying as an “accredited investor”. In addition, the Placement Agent shall not tender and the Company shall not accept subscriptions for, or sell Units to, any persons or entities that are located or resident in any province or territory of Canada.

(d)                The offering of the Units will be made solely pursuant to the Disclosure Materials, which at all times will be in form and substance reasonably acceptable to the Placement Agent and its counsel and contain such legends and other information as the Placement Agent and its counsel may, from time to time, deem necessary and desirable to be set forth therein. “Disclosure Materials” as used in this Agreement means the Company’s Confidential Private Placement Memorandum dated August 29, 2022, as amended and restated on September 21, 2022, inclusive of all annexes, and all amendments, supplements and appendices thereto (the “PPM”). Unless otherwise defined, each term used in this Agreement will have the same meaning as set forth in the Disclosure Materials.

2.            Representations, Warranties and Covenants of the Placement Agent. The Placement Agent hereby represents, warrants and covenants to the Company as follows:

(a)                The Placement Agent is and will remain during the term of this Agreement, a duly registered broker-dealer pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), Act and under the securities laws of all states in which such offers or sales were made (unless exempt from such states’ broker-dealer registration requirements), and a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(b)                The Placement Agent has not engaged and shall not engage in any form of “general solicitation” or “general advertising” (as such term is described in Regulation D under the Securities Act) that is prohibited by Rule 506(b) of Regulation D as promulgated under Section 4(a)(2) of the Securities Act (“Regulation D”) in connection with the Offering, or has not otherwise engaged or will not engage in any conduct involving a public offering within the meaning of Section 4(a)(2) of the Securities Act in connection with the offer and sale of the Units in the United States.

(c)                Neither the Placement Agent nor any Placement Agent Related Person (as defined below) are subject to any Disqualification Event (as defined below). The Placement Agent has exercised reasonable care to determine whether any Placement Agent Related Person is subject to a Disqualification Event. The Disclosure Materials contain a true and complete description of the matters required to be disclosed with respect to the Placement Agent and any Placement Agent Related Persons pursuant to the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable. As used herein, “Placement Agent Related Persons” means any director, general partner, managing member, executive officer, or other officer or employee of the Placement Agent that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in the Offering. The Placement Agent agrees to promptly notify the Company in writing of (i) any Disqualification Event relating to the Placement Agent or any Placement Agent Related Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to the Placement Agent or any Placement Agent Related Person.

(d)                The Placement Agent will not engage in any general solicitation or advertising of or to any persons or entities that are located or resident in any province or territory of Canada.

(e)                The Placement Agent and its affiliates will comply in all material respects with the requirements of Regulation M in connection with the Offering.

3.            Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Placement Agent as follows:

(a)                The Disclosure Materials haves been diligently prepared by the Company, in conformity in all material respects with all applicable laws and the requirements of all other rules and regulations of the Securities and Exchange Commission (the “SEC”) and applicable Canadian securities laws relating to offerings of the type contemplated by the Offering, if conducted in Canada, and the applicable securities laws and the rules and regulations of any other jurisdictions wherein the Units are to be offered and sold. With respect to actions taken by the Company, the Units will be offered and sold in the United States and all other jurisdictions where they are being offered and sold (which, for clarity, shall exclude Canada) pursuant to the registration exemption provided by Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder. For purposes of compliance with the Securities Act (Ontario) and securities laws of the Province of Ontario, all sales of the Units will be made pursuant to Section 2.3 of Ontario Securities Commission Rule 72-503 – Distributions Outside Canada (“OSC Rule 72-503”). The Placement Agent may notify the Company that the Units are being offered for sale in jurisdictions other than the United States. To the extent that Units are offered in jurisdictions outside of the United States, the Company shall ensure that such Units will be offered and sold in compliance with all applicable laws that govern private securities offerings in the applicable country and in all local jurisdictions in which such Units are offered. The Company has not taken, nor will it take, any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act and knows of no reason why any such exemption would be otherwise unavailable to it. The Company has not been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining it for failing to comply with Rule 503 of Regulation D.

(b)                The Disclosure Materials do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, nor do they contain a “misrepresentation” within the meaning of Canadian securities laws. To the knowledge of the Company, none of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. There is no fact which the Company has not disclosed to the Placement Agent in writing and of which the Company is aware which materially adversely affects or could reasonably be expected to materially adversely affect the business, financial condition, operations, property or affairs of the Company.

(c)                Except for the compensation set forth in this Agreement and described in the Disclosure Materials, the Company is not obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with the Offering, and hereby agrees to indemnify the Placement Agent from any such claim made by any other person as more fully set forth in Section 9 hereof.

(d)                The Company has all requisite corporate power and authority to (i) enter and perform its obligations under this Agreement and (ii) issue, sell and deliver the securities comprising the Units, the Warrant Shares and the Placement Agent Warrants (as hereinafter defined). This Agreement has been duly authorized, executed and delivered and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e)                The Company, as well as all Company Related Persons (as defined below) are not subject to any of the disqualifications set forth in Rule 506(d) of Regulation D (each a “Disqualification Event”). The Company has exercised reasonable care to determine whether any Company Related Person is subject to a Disqualification Event. The Disclosure Materials contain a true and complete description of the matters required to be disclosed with respect to the Company and the Company Related Persons pursuant to the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable. As used herein, “Company Related Persons” means any predecessor of the Company, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any general partner or managing member of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and any “promoter” (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity. The Company agrees to promptly notify the Placement Agent in writing of (i) any Disqualification Event relating to the Company or any Company Related Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to the Company or any Company Related Person.

(f)                 To the knowledge of the Company, neither the sale of the Units by the Company nor the Company’s use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, if and to the extent applicable, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, if and to the extent applicable. To the knowledge of the Company, the Company is in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001), if and to the extent applicable.

(g)                For the benefit of the Placement Agent, the Company, hereby incorporates by reference all of the representations and warranties as set forth in Section 2 of the Purchase Agreement (Annex A to the PPM) (the “Purchase Agreement”) with the same force and effect as if specifically set forth herein.

(h)                The Company is located in, has its corporate headquarters in and its principal place of business in, the Province of Ontario, Canada, and not in any other province or territory of Canada.

(i)                 The Company is incorporated and validly organized under the Canada Business Corporations Act and is in good standing thereunder.

4.            Placement Agent Appointment and Compensation. (a) On the basis of the representations and warranties provided herein, and subject to the terms and conditions set forth herein, the Company hereby appoints the Placement Agent as its exclusive placement agent in connection with the Offering. On the basis of such representations and warranties and subject to such terms and conditions, the Placement Agent hereby accepts such appointment and agrees to perform its services hereunder diligently and in good faith and in a professional and businesslike manner and to use its reasonable efforts to assist the Company in finding purchasers of Units who qualify as “accredited investors,” as such term is defined in Rule 501(a) of Regulation D. The Company acknowledges that the Placement Agent may engage other FINRA member firms, as subagents or selected dealers to fulfill its agency hereunder provided that such subagents or selected dealers are compensated solely by the Placement Agent and comply with the offering restrictions set forth herein. The Placement Agent has no obligation to purchase any of the Units. The agency of the Placement Agent hereunder shall continue until the later of the Termination Date and the Final Closing (as hereinafter defined).

(b)                The Company will cause to be delivered to the Placement Agent copies of the Disclosure Materials and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Securities Act and applicable securities laws solely for the purpose of facilitating the Offering, and hereby authorizes the Placement Agent and its agents, employees and selected dealers to use the Disclosure Materials in connection with the offer and sale of the Units throughout the Offering Period, and no other person or entity is or will be authorized to give any information or make any representations other than those contained in the Disclosure Materials or to use any offering materials other than those contained in the Disclosure Materials in connection with the offer and sale of the Units.

(c)                The Company will cooperate with the Placement Agent by making available to its representatives such information as may be reasonably requested in making a reasonable investigation of the Company and its affairs and shall provide access to such employees as shall be reasonably requested.

(d)                The Company shall pay to the Placement Agent at each Closing a cash placement fee (the “Agent’s Fee”) equal to eight percent (8%) of the aggregate gross proceeds from the sale of Units to all investors in the Offering.

(e)                As additional compensation hereunder, within ten business days following the Final Closing, the Company will issue to the Placement Agent or its designees, warrants (the “Placement Agent Warrants”) to purchase 5% of the Shares included in the Units sold in the Offering at an exercise price equal to U.S. $5.40. The Placement Agent Warrants shall contain customary terms, including, without limitation, a five-year exercise period, provisions for anti-dilution protection and corporate anti-dilution protections (such as stock splits, combinations, and the like, and cashless exercise. The Placement Agent Warrants and the Agent’s Fee are sometimes collectively referred to herein as the “Agent’s Compensation.”

(f)                 At each Closing, the Company will reimburse the Placement Agent for all actual, reasonable out-of-pocket expenses, including but not limited to travel, legal fees, due diligence-related expenditures and other expenses, which shall be documented in reasonable detail and incurred in connection with the services rendered in the Offering, whether or not the Offering is completed; provided that such reimbursement obligation shall not exceed US$80,000 in the aggregate (including any retainer paid in connection with the execution of the Engagement Letter dated July 18, 2022 (the “Agent Expense Cap”) unless the prior written consent of the Company is obtained. The Placement Agent will not bear any of the Company’s legal, accounting, printing or other expenses in connection with any transaction contemplated hereby.

(g)                The Company shall also pay to the Placement Agent the Agent’s Fee calculated according to the percentage set forth in Sections 4(d) of this Agreement, if, during a period of twelve (12) months following the earlier of the Final Closing or the Termination Date (the “Tail Period”), the Company signs a definitive agreement with respect to an investment by any investors that are introduced to the Company by Ceros, which as of the date hereof consist of Michael Gordon, Jeremy Sclar, Henry McCance, Douglas Gordon, Michael Rubin, David Edelman and Jonathan Kraft and each of their respective affiliates (“Ceros Investors”) or consummates any investment with any Ceros Investors. In that regard, upon request, the Placement Agent shall furnish the Company an updated list of Ceros Investors (the “Ceros Investor List”) within 7 business days following the termination or expiration of the Offering, which shall represent a comprehensive list of Ceros Investors for purposes of the tail provisions of this section. The Company acknowledges and agrees that the Ceros Investor List is proprietary to the Placement Agent and shall be maintained in strict confidence by the Company. As used herein, the term “Ceros Investors” includes any party that is an Affiliate or referral of the specific party named in the Ceros Investor List. The foregoing tail provisions and the provisions of paragraphs 3, 6 and 8 and Exhibit B to this Agreement shall survive any termination of this Agreement. For purposes of this Agreement, the term “Affiliates” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 405 under the Securities Act.

5.            Subscription and Closing Procedures. (a) Each prospective purchaser will be required to complete and execute one original of the Purchase Agreement, Registration Rights Agreement and the Investor Questionnaires in the forms included with the Disclosure Materials (collectively, the “Subscription Documents”), which will be forwarded or delivered to the Placement Agent at the Placement Agent’s offices at the address set forth in Section 15 hereof, together with the purchaser’s check or good funds in the full amount of the purchase price of the Units desired to be purchased, in United States dollars.

(b)                All funds for subscriptions received by the Placement Agent from the Offering (not otherwise wired directly to the Escrow Agent) will be promptly forwarded by the Placement Agent and deposited into a non-interest-bearing escrow account (the “Escrow Account”) established for such purpose with Signature Bank, New York, New York (the “Escrow Agent”). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among the Company, the Placement Agent and the Escrow Agent (the “Escrow Agreement”). The Company will pay all fees related to the establishment and maintenance of the Escrow Account and comply with procedures required by the Escrow Agent. The Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at each Closing, the Company will countersign the Subscription Documents and provide duplicate copies of such documents to the Placement Agent for distribution to the purchasers. The Placement Agent, on the Company’s behalf, will promptly return to purchasers incomplete, improperly completed, improperly executed and rejected subscriptions.

(c)                If subscriptions for at least the Minimum Amount have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, an initial closing (the “First Closing”) shall be held promptly with respect to Units sold. Thereafter remaining Units will continue to be offered and sold until the Termination Date and additional closings (each a “Closing”) may from time to time be conducted at times mutually agreed to by the Placement Agent and the Company with respect to additional Units sold, with the final closing (“Final Closing”) to occur on or after the earlier of the Termination Date and the date on which all Units have been fully subscribed for. Delivery of payment for the accepted subscriptions for Units from funds held in the Escrow Account will be made at each Closing against delivery of the Common Shares and Warrants comprising the Units by the Company.

(d)                If Subscription Documents for at least the Minimum Amount have not been received and accepted by the Company on or before the expiration of the Offering Period for any reason, the Offering will be terminated, no Units will be sold, and the Escrow Agent will, at the request of the Placement Agent or the Company, cause all monies received from purchasers for the Units to be promptly returned to such purchasers without interest, penalty, expense or deduction and the Placement Agent and Company will promptly cooperate to accomplish the foregoing, including providing the Escrow Agent with any requested written instructions in such regard.

6.            Further Covenants of the Company. The Company hereby covenants and agrees that:

(a)                Except upon prior written notice to the Placement Agent, the Company shall not, at any time prior to the earlier of Final Closing or the Termination Date, knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of each Closing date with the same force and effect as if such representations and warranties had been made on and as of each such date (except to the extent any representation or warranty relates to an earlier date), except as would not be expected to result in a Material Adverse Effect (as defined in the Purchase Agreement).

(b)                If, at any time prior to the Termination Date, (i) any event shall occur which does or may reasonably be expected to have a Material Adverse Effect or as a result of which it might become necessary to amend or supplement the Disclosure Materials so that the representations, warranties and covenants herein remain true, or (ii) in case it shall, in the opinion of counsel to the Placement Agent and the Company, be necessary to amend or supplement the Disclosure Materials to comply with Regulation D or any other applicable securities laws or regulations, or to prevent the Disclosure Materials from containing any “misrepresentation” within the meaning of Canadian securities laws, the Company shall, in the case of (i) above, promptly notify the Placement Agent and, in the event of either (i) or (ii) above shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements to the Disclosure Materials in such quantities as the Placement Agent may request. The Company shall not at any time, whether before or after the Final Closing, prepare or use any amendment or supplement to the Disclosure Materials of which the Placement Agent shall not previously have been advised and furnished with a copy, or to which the Placement Agent or its counsel will have reasonably objected in writing or orally (confirmed in writing within 24 hours), or which is not in compliance with the Securities Act, the regulations thereunder and other applicable securities laws. As soon as the Company is advised thereof, the Company shall advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Disclosure Materials, or the suspension of the qualification or registration of the Securities for offering or the suspension of any exemption for such qualification or registration of the Securities for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company shall use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(c)                The Company shall comply with the Securities Act, the Exchange Act, and the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Units are offered for sale, the Securities Act (Ontario) and the securities laws of all other jurisdictions in which the Units are offered, so as to permit the offers and sales of the Units in the Offering. The Company will file or cause to be filed with the SEC any and all notices on Form D as are required. The Company will also file or cause to be filed with the Ontario Securities Commission a report on Ontario Securities Commission Form 72-503F Report of Distributions Outside Canada, with respect to all sales of Units made outside Canada.

(d)                The Company shall use its commercially reasonable efforts to qualify the Securities for sale under the securities laws of such jurisdictions in the United States as may be mutually agreed to by the Company and the Placement Agent, or exempt the Securities from such qualification, and Company will make or cause to be made such applications and furnish information as may be required for such purposes, provided that Company will not be required to qualify as a foreign corporation in any jurisdiction or execute a general consent to service of process. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request with respect to the Offering.

(e)                The Company shall place a legend on the instruments evidencing the Securities stating that such securities have not been registered under the Securities Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such Securities under the Securities Act and applicable state laws.

(f)                 The Company shall apply the net proceeds from the sale of the Units to fund its working capital requirements and for such other items as disclosed in the Disclosure Materials. Except as set forth in the Disclosure Materials, the Company shall not use any of the net proceeds of the Offering to repay indebtedness to officers, directors or shareholders of the Company.

(g)                During the Offering Period, the Company shall afford each prospective purchaser of Units the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Disclosure Materials to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

(h)                During the Offering Period, the Company will not issue any press release, grant any media interview (including without limitation, internet media outlets), or otherwise communicate with the media in any manner whatsoever without the Placement Agent’s prior written consent, which consent will not unreasonably be withheld, conditioned, or delayed (and a failure of the Placement Agent to respond within one Business Day to a request for consent shall be deemed as consent of the Placement Agent for purposes of this subsection) unless the issuance of such press release is required for the Company to comply with Canadian securities laws or the policies of the Toronto Stock Exchange (the “TSX”). Notwithstanding the foregoing, nothing in this subsection shall require the consent of the Placement Agent for the Company’s ordinary course advertising and social media engagement.

(i)                 Except upon obtaining the prior written consent of Ceros, which consent shall not be unreasonably withheld, conditioned, or delayed, the Company shall not, at any time prior to the earlier of the Final Closing or the Termination Date, except as contemplated by the Disclosure Materials (i) engage in or commit to engage in any transaction outside the ordinary course of business, (ii) incur any indebtedness in excess of U.S. $100,000, (iii) dispose of any material assets outside of the ordinary course of business, (iv) make any acquisition (except to the extent specifically referenced in the Disclosure Materials) or (v) materially change its business or operations. In addition, the Company shall provide written notice to the Placement Agent during the Offering Period to the extent it issues, agrees to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities; provided, that the Company shall be permitted to issue common shares upon exercise or conversion of then-outstanding stock options, restricted stock units or warrants without providing such notice to the Placement Agent.

(j)                 The Company shall pay all of its expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering and the issuance of the Common Shares and Warrant comprising the Units and will also pay its own expenses for accounting fees, legal fees and other costs involved with the Offering. All blue sky filings related to this Offering shall be prepared by the Company’s counsel, at the Company’s expense, with copies of all filings to be promptly forwarded to the Placement Agent. Further, as promptly as practicable after the Final Closing, the Company shall prepare, at its own expense, electronic “closing binders” relating to the Offering and will distribute one such binder to each of the Placement Agent and its counsel.

7.            Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder are subject to the fulfillment, at or before the Closing, of the following additional conditions:

(a)                Each of the representations and warranties of the Company qualified as to materiality shall be true and correct at all times prior to and on the Closing date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties of the Company not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

(b)                The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed by, and complied with, it under the Subscription Documents and Disclosure Materials at or before the Closing.

(c)                The Disclosure Materials shall not, and as of the date of any amendment or supplement thereto will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and shall not contain any “misrepresentation” within the meaning of Canadian securities laws.

(d)                No order suspending the use of the Disclosure Materials or enjoining the offering or sale of the Units shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the Company’s knowledge, are contemplated or threatened.

(e)                No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Subscription Documents and Disclosure Materials.

(f)                 The Placement Agent shall have received certificates of the Chief Executive Officer of the Company, dated as of the Closing date, certifying, in such detail as Placement Agent may reasonably request, as to the fulfillment of the conditions set forth in paragraphs (a), (b), (c), (d) and (e) above.

(g)                The Company shall have delivered to the Placement Agent prior to the First Closing: (i) a currently dated Certificate of Compliance issued by Corporations Canada, and a certificate of good standing for the Province of Ontario and each other province of Canada or other jurisdiction in which the Company is qualified to do business as a foreign or extra-provincial corporation and (ii) certified resolutions of the Company’s Board of Directors approving this Agreement and the other Subscription Documents and Disclosure Materials and the transactions and agreements contemplated by this Agreement and the other Subscription Documents and Disclosure Materials.

(h)                At each Closing, the Chairman of the Board of the Company shall have provided a certificate to the Placement Agent confirming that, to the best of his knowledge, there have been no material adverse changes in the business, results of operations, financial condition, assets, liabilities, or prospects of the Company from the date of the Disclosure Materials, the absence of undisclosed liabilities and such other matters relating to the financial condition and prospects of the Company that the Placement Agent may reasonably request.

(i)                 At each Closing, the Company shall pay to the Placement Agent the Agent’s Fee and any reasonable and documented Agent’s (to a maximum of the Agent Expense Cap) earned in such Closing.

(j)                 There shall have been delivered to the Placement Agent a signed opinion of McMillan, LLP, Canadian counsel to the Company and Troutman Pepper Hamilton Sanders LLP, US counsel to the Company, dated as of each Closing, substantially in the forms which is annexed as Exhibit A hereto.

(k)                All proceedings taken at or prior to the Closing in connection with the authorization, issuance and sale of the Common Shares, Warrants, Warrant Shares and the Placement Agent Warrants will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

(l)                 The TSX shall have conditionally approved the issuance of the Units, the Common Shares, the Warrant Shares, the Placement Agent Warrants and the common shares issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Shares”), and the additional listing of the Common Shares, the Warrant Shares and the Placement Agent Shares, subject only to the satisfaction of customary post-closing requirements.

8.            Covenants of the Placement Agent. The Placement Agent covenants that:

(a)                The Placement Agent shall limit its offering of the Units to persons (i) whom the Placement Agent has reasonable grounds to believe are “accredited investors” as defined in Rule 501(a) of Regulation D and (ii) whom the Company or the Placement Agent (or its sub-agents, if any) maintain a substantive relationship, and in the case of both (i) and (ii), that are not located or resident in any province or territory of Canada.

(b)                The Placement Agent shall in connection with the offering of the Units offered pursuant to the Disclosure Materials, provide copies of the executed Subscription Documents to the Company prior to the Closing to enable the Company to establish and determine that each such purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D.

(c)                To the extent it is determined by the parties hereto and their respective legal counsel that a supplement or amendment to the Disclosure Materials is required based on events that may materially affect the Company or otherwise, the Placement Agent shall distribute copies of any such supplement or amendment to persons who have previously received a copy of the Disclosure Materials from the Placement Agent and who continue to be interested in the Offering and include such supplement or amendment in all further deliveries of the Disclosure Materials.

9.            Indemnification.

(a)                The Company agrees to indemnify and hold harmless the Placement Agent, its officers, directors, partners, employees, agents (including subagents and selected dealers), and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 9, but not be limited to, reasonable and documented attorneys’ fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Materials, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 9(c) with respect to the Placement Agent expressly for inclusion in the Disclosure Materials; (ii) any “misrepresentation” (within the meaning of Canadian securities laws) contained in the Disclosure Materials; or (iii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement. The rights of the Placement Agent to indemnification or any other remedy under this Agreement shall not be impacted or limited by any knowledge that Placement Agent acquired, or could have acquired, whether before or after any Closing, nor by any investigation or due diligence inquiry conducted by the Placement Agent. The Company hereby acknowledges that, regardless of any investigation or due diligence inquiry conducted by or on behalf of the Placement Agent, and regardless of the results of any such investigation or inquiry, the Placement Agent has entered into this Agreement in express reliance upon the representations and warranties of the Company made in this Agreement (including, without limitation, those representations and warranties that are incorporated by reference).

(b)                If any action is brought against the Placement Agent or any of its officers, directors, partners, employees, agent, or any controlling persons of the Placement Agent (an “indemnified party”), in respect of which indemnify may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company (the “indemnifying party”) in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying party from any liability it may have other than pursuant to this Section 9(a) unless and only to the extent such failure results in the actual material harm to the Company or materially prejudices the Company’s ability to defend such matter on behalf of such indemnified party) and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or legal counsel to such indemnified party or parties shall have reasonably concluded, and provides written correspondence to the Company, that having common counsel would adversely affect the indemnified party or parties other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, in any of which events such reasonable fees and expenses of one such counsel shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties (provided, however, that in no event shall the Company be required to pay fees, disbursements and other charges of separate counsel for more than one firm of attorneys representing all indemnified parties unless the defense of one indemnified party is unique or separate from that of another indemnified party subject to the same claim or action and such indemnified party provides written notice to the Company of such circumstance (based upon advice of the counsel to the indemnified party). Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent, not to be unreasonably withheld. The Company agrees to promptly notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Units or the Disclosure Materials.

(c)                The Placement Agent agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents, and counsel, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent in Section 9(a), with respect to any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 9, but not be limited to, reasonable and documented attorneys’ fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) statements or omissions, if any, made in the Disclosure Materials in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for inclusion in the Disclosure Materials or (ii) any breach of any representation, warranty, covenant or agreement of the Placement Agent contained in this Agreement. If any action shall be brought against the Company or any other person so indemnified based on the Disclosure Materials and in respect of which indemnity may be sought against the Placement Agent pursuant to this Section, the Placement Agent shall have the rights and duties given to the indemnifying party, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 9(a) hereof. Notwithstanding the foregoing, in no event shall the Placement Agent’s indemnification obligation hereunder exceed the cash fees paid to it hereunder.

10.          Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 9 hereof but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent, or counsel of the Company, or any controlling person of the Company), on the one hand, and the Placement Agent (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of compensation payable to the Placement Agent pursuant to Section 4(d) hereof but before deducting expenses) received by the Company, and (y) the compensation received by the Placement Agent pursuant to Sections 4(d) hereof. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Placement Agent, or their respective employees, agents or representatives, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 10. In no case shall the Placement Agent by responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 4(d) hereof. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partners, employee, agent, and counsel of the Placement Agent, shall have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, employee, agent, and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 10. Anything in this Section 10 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

11.          Termination. Either the Placement Agent or the Company may terminate the Offering in its sole discretion prior to the expiration of the Offering Period. The Company shall promptly pay to the Placement Agent a termination fee of U.S. $100,000 and up to U.S. $75,000 of Placement Agent’s out of pocket expenses upon presentation of documentation demonstrating that such expenses have actually been incurred, if termination is based on either of the following: (i) the Company terminates the Offering during the Offering Period for any reason other than the Placement Agent’s material breach of this Agreement (it being understood that failing to raise the Minimum Amount or the Maximum Amount on or before the expiration of the Offering Period shall not be deemed a failure of the Placement Agent to perform a material obligation hereunder) or (ii) the Placement Agent terminates the Offering during the Offering Period because (a) the Company has not performed any material obligation under this Agreement or any representation or warranty of the Company under this Agreement is inaccurate in any material respect and such non-performance or breach cannot be cured within ten (10) business days of written notice of same or (b) there has been, since the respective dates as of which information is given in the Disclosure Materials, any material adverse change in the business, results of operations, financial condition, assets, liabilities, or prospects of the Company, whether or not arising in the ordinary course of business.

12.          Reserved.

13.          Survival. The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification pursuant to Section 9 and contribution pursuant to Section 10 shall survive any termination or completion of the Offering. The respective indemnities, agreements, representations, warranties and other statements of the Company or the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company or the Placement Agent, or any of their officers or directors or any controlling person thereof and will survive the sale of the Units. In addition, the provisions of Sections 4(g), 6(j), and 11 through 24 hereof shall also survive the termination or expiration of this Offering.

14.          Governing Law; Jurisdiction. This Agreement shall be deemed to have been made and delivered in New York and shall be governed as to validity, interpretation, construction, affect and in all other respects by the internal laws of the State of New York, without giving effect to principles of conflict of laws which would result in the application of the laws of any other jurisdiction. The parties agree that any dispute, claim or controversy directly or indirectly relating to or arising out of this Agreement, the termination or validity hereof, any alleged breach of this Agreement or the engagement contemplated hereby (any of the foregoing, a “Claim”) shall be submitted to JAMS, or its successor, in New York, for final and binding arbitration in front of a panel of three arbitrators with JAMS in New York, New York under the JAMS Comprehensive Arbitration Rules and Procedures (with each of the Placement Agent and the Company choosing one arbitrator, and the chosen arbitrators choosing the third arbitrator). THE NON-PREVAILING PARTY SHALL PAY ALL FEES AND COSTS OF THE ARBITRATION, INCLUDING THE FEES OF THE ARBITRATORS, THE COSTS CHARGED BY J.A.M.S AND THE REASONABLE ATTORNEYS’ FEES OF THE PREVAILING PARTY, PROVIDED, HOWEVER, THAT SUCH PARTY PREVAILED ON ALL OF THE CLAIMS. The award in the arbitration shall be final and binding. Except as required by applicable law, the parties shall maintain in confidence and not disclose (i) the existence of any dispute, controversy or claim under this Agreement, (ii) the fact and existence of any arbitration hereunder, (iii) the substance and/or status of proceedings in any such arbitration, and (iv) the outcome or resolution of any such dispute, controversy or claim, whether by settlement or arbitration. THE ARBITRATION SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT, 9 U.S.C. SEC. 1-16, AND THE JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED BY ANY COURT HAVING JURISDICTION THEREOF. THE PARTIES AGREE AND CONSENT TO PERSONAL JURISDICTION, SERVICE OF PROCESS AND VENUE IN ANY FEDERAL OR STATE COURT WITHIN THE STATE OF NEW YORK IN CONNECTION WITH ANY ACTION BROUGHT TO ENFORCE AN AWARD IN ARBITRATION.

15.          Notices. All notices and other communications hereunder, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by email and shall be deemed given when so delivered or e-mailed, or if mailed, ten days after such mailing as follows: Ceros Financial Services Inc. 1445 Research Boulevard, Rockville, MD 20850, Attention: Mark Goldwasser email: goldie@cerosfs.com>, with a copy to: Littman Krooks LLP, 1325 Avenue of the Americas, 15th Floor, New York, New York 10019, Attention: Steven D. Uslaner, Esq., email: suslaner@littmankrooks.com, and if sent to the Company, to: ProMis Neurosciences Inc., Suite 200, 1920 Yonge Street, Toronto, Ontario M4S 3E2 CANADA Attention: Eugene Williams, Chairman of the Board, email: eugene.williams@promisneurosciences.com, with a copy to: Troutman Pepper Hamilton Sanders LLP, 401 9th Street NW, Suite 1000, Washington, DC 20004, Attention: Thomas Rose, email: Thomas.Rose@troutman.com.

16.          Limitation of Engagement to the Company. The Company acknowledges that the Placement Agent has been retained only by the Company, that the Placement Agent is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of the Placement Agent is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against the Placement Agent or any of its affiliates, or any of its or their officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents, other than the indemnification and contribution provisions set forth in Sections 9 and 10 hereof. Unless otherwise expressly agreed in writing by the Placement Agent or as provided in Sections 9 or 10 hereof, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of the Placement Agent, and no one other than the Company is intended to be a beneficiary of this Agreement.

17.          Limitation of Liability to the Company. Except as provided in Section 9 (Indemnification) and Section 10 (Contribution), neither the Placement Agent nor any of its affiliates or any of its or their officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act ), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by the Placement Agent and that are finally determined (by a court of competent jurisdiction and after exhausting all appeals) to have resulted from the fraud, gross negligence, or willful misconduct of the Placement Agent.

18.          Modification; Performance; Waiver. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. This Agreement contains the entire agreement between the parties hereto and is intended to supersede any and all prior agreements between the parties relating to the same subject matter, including without limitation, the Prior Agreement.

19.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on anyone counterpart). In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. This Agreement shall become effective when one or more counterparts has been signed and delivered by each of the parties hereto.

20.         Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be deemed added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to cause such provision to be legal, valid and enforceable.

21.          Non-Contravention. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly, or indirectly, the intent of this Agreement through any transaction, transfer, pledge, agreement, recapitalization, loan, lease, assignment or otherwise. The Company (including its Affiliates) agrees that it will not attempt, directly or indirectly, to contact parties introduced to the Company by the Placement Agent on matters described in this Agreement or contact or negotiate with any confidential source provided by the Placement Agent, except through the Placement Agent or with the expressed written consent of Placement Agent as to each such contact. The Company shall not contact, deal with, or otherwise become involved in any transaction with any corporation, partnership, individual, any banks, trust or lending institution introduced by or through Placement Agent without the permission of Placement Agent. Any violation of this provision shall be deemed an attempt to circumvent this provision, and the Company shall be liable for damages in favor of the Placement Agent.

22.          Headings. The captions and headings used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions of this Agreement.

23.          Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors of the Placement Agent and of the Company. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, company or corporation, other than the parties hereto and their successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision hereof. The term “successors” shall not include any purchaser of the Units merely by reason of such purchase.

24.          Confidentiality. All material non-public information that has been or is given to the Placement Agent concerning the Company will be used by the Placement Agent solely in the course of the performance of its services hereunder and will be treated as strictly confidential by the Placement Agent except (a) for disclosure of such information to its officers, employees and retained professionals as necessary in order to perform its services hereunder, (b) as such information becomes publicly available through no fault of the Placement Agent in violation of the terms hereof or (c) as otherwise required by law or judicial or regulatory process (provided that the Placement Agent will give the Company prior written notice of any such required disclosure). Except for any Disclosure Materials (including all schedules and exhibits thereto), any document the Company authorizes the Placement Agent to deliver to potential investors, and any other information the Company deems necessary for the Placement Agent’s use in introducing the Company to potential investors, the Placement Agent shall not distribute or use non-public information without the Company’s written consent. The Placement Agent’s confidentiality and non-use obligations under this Agreement shall survive the termination of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

Very truly yours,

PROMIS NEUROSCIENCES INC.

By:	/s/ Eugene Williams
Name: Eugene Williams
Title: Chairman of the Board

Accepted and agreed to this

22nd day of September, 2022.

CEROS FINANCIAL SERVICES INC.

By:	/s/ Mark Goldwasser
Name: Mark Goldwasser
Title: Chief Executive Officer

EXHIBIT A

Form of Legal Opinion (Ontario counsel)

Based upon and subject to the foregoing and to the qualifications set forth herein, we are of the opinion that:

1.	The Company is a corporation existing under the CBCA and is in good standing, has filed the required annual returns under the CBCA.

2.	The Company has all requisite corporate power, capacity and authority to execute, deliver and perform its obligations under the Offering Documents.

3.	The authorized capital of the Company consists of an unlimited number of Shares, an unlimited number of preferred shares, issuable in series and 70,000,000 series 1 preferred shares (the “Series 1 Preferred Shares”). On the date hereof (and prior to completion of the Offering) [_______] Common Shares and 70,000,000 Series 1 Preferred Shares are issued and outstanding.

4.	The Shares partially comprising the Units have been duly authorized and allotted for issuance and upon receipt by the Company of payment therefor will be validly issued and outstanding as fully-paid and non-assessable Shares in the capital of the Company.

5.	The Warrants and Placement Agent Warrants have been validly created and issued by the Company.

6.	The Warrant Shares issuable upon the exercise of the Warrants have been validly reserved, authorized and allotted for issuance and, upon the due exercise of the Warrants in accordance with the terms of the Warrant Certificate, including receipt by the Company of the exercise price therefor, will be validly issued as fully paid and non-assessable Shares in the capital of the Company.

7.	The Compensation Warrant Shares issuable upon the exercise of the Placement Agent Warrants have been validly reserved, authorized and allotted for issuance and, upon the due exercise of the Placement Agent Warrants in accordance with the terms of the Placement Agent Warrant Certificate, including receipt by the Company of the exercise price therefor, will be validly issued as fully paid and non-assessable Shares in the capital of the Company.

8.	All necessary corporate action has been taken by the Company to authorize the execution and delivery of each of the Offering Documents and each of the Offering Documents has been duly authorized, executed and delivered by the Company.

9.	The execution and delivery of the Offering Documents by the Company and the performance of the Company’s obligations thereunder, including to offer, issue, sell and deliver the Offered Securities, the Placement Agent Warrants and the Compensation Warrant Shares, do not and will not contravene, or constitute a default under, or result in a breach or violation of, and do not and will not create a state of facts which, after notice or lapse of time or both, will contravene, constitute a default under, or result in a breach or violation of any of the terms, conditions or provisions of (i) the articles or bylaws of the Company, or any resolution of any of the Company’s directors (or committees of directors) or shareholders or (ii) to the best of our knowledge, any trust indenture, agreement or instrument to which the Company is a party or by which the Company is contractually bound on the date hereof.

10.	The distribution of the Units and the Shares and Warrants comprising the Units by the Company to Purchasers in accordance with the Subscription Agreements and the distribution of the Placement Agent Warrants by the Company to the Placement Agent in accordance with the Placement Agent Agreement are exempt from the prospectus requirements of Ontario Securities Laws and no prospectus is required nor are any other documents required to be filed, proceedings taken or approvals, permits, consents or authorizations of any regulatory authorities obtained under Ontario Securities Laws to permit the distribution of the Units and the Common Shares and Warrants to the Purchasers and the distribution of the Placement Agent Warrants to the Placement Agent. We note however that within 10 days after the date of the distribution of the Units and the Placement Agent Warrants, the Company is required to file with the Ontario Securities Commission a report on Form 72-503F under OSC Rule 72-503 Distributions Outside Canada prepared and executed in accordance with that rule.

11.	The issuance of the Warrant Shares issuable upon exercise of the Warrants and the issuance of the Compensation Warrant Shares issuable upon exercise of the Placement Agent Warrants, all in accordance with their respective terms, will be exempt from the prospectus requirements of Ontario Securities Laws and no documents are required to be filed, proceedings taken or approvals, permits, consents or authorizations obtained by the Company under Ontario Securities Laws to permit such issuance.

Form of Legal Opinion (US Counsel)

1.	The execution and delivery by the Company of the Placement Agent Agreement, the Purchase Agreement, the Registration Rights Agreement and the form of Warrant (collectively, the “Transaction Documents”) and the consummation by the Company of the transactions contemplated therein, will not violate (a) to our knowledge, of any United States federal or New York statute or any rule or regulation under such a statute applicable to the Company or (b) to our knowledge, any court or administrative order of any United States federal or New York State court or governmental authority to which the Company is named as a party.

2.	Each of the Transaction Documents (other than the Placement Agent Agreement) constitutes the valid, binding and enforceable obligation of the Company (a) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no opinion is provided regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws, and (b) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.	No consent, approval, authorization or filing with or order of any United States federal court or governmental agency or body having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Transaction Documents, other than those which have been obtained or made and any that may be required under state securities or blue sky laws or foreign securities laws, as to which we express no opinion, or consents, approvals, authorizations or filing with any court or governmental agency of any jurisdiction outside of the United States, as to which we express no opinion, and other than the filing of a Form D with the SEC, such as may be required under the bylaws, rules and regulations of FINRA, or as otherwise contemplated by the Transaction Documents.

4.	Assuming the accuracy and performance of, and compliance with, the representations, warranties, legends, agreements, procedures and covenants of the Company, Ceros and each of the Purchasers contained in the Transaction Documents (as applicable), including, without limitation, the representations and warranties made by each of the Purchasers in Section 3 of the Purchase Agreement, and the representations and warranties made by Ceros in Section 2 of the Placement Agent Agreement, no registration of the Shares, Warrants or Placement Agent Warrants under the Securities Act of 1933, as amended, is required in connection with the offer and sale of the Shares and Warrants to the Purchasers, and the issuance of the Placement Agent Warrants to Ceros, in accordance with the Transaction Documents.

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